CONTRACT ON DELIVERY

                       Of Printed Production # 05-02/00-p

Novosibirsk                                                   February 10, 2000

Limited liability company [Top-Kniga] hereinafter named as [The Vendor], in the person of General Director Lyamin Georgii Aleksandrovich, acting on the basis of the Charter, on one part, and ZAO [OXIRIS], hereinafter named as [the Purchaser], in the person of General Director Dolgov V. A., acting on the basis of Power of Attorney, on the other part, have concluded the present Contract on the following:

                           1. SUBJECT OF THE CONTRACT

         1.1. The Vendor undertakes to transfer into the proprietary right of the Purchaser printed production named hereinafter as goods, and the Purchaser undertakes to accept it and pay for it in an amount and within a period of time, as foreseen by the present contract.

         1.2. Assortment, quantity and price of the goods are indicated in invoices, which are inherent parts of the present contract.

                       2. PRICE AND SETTLEMENT PROCEDURE

         2.1. Prices for the goods are determined by the Vendor on his own and indicated in invoices.

         2.2. Payment for the goods is performed in rubles of the Russian Federation. As the date of payment, one should consider either the date of entering of money resources into the Vendor settlement account or the date on the cash credit - order.

         2.3. The Purchaser performs payment for the goods within the period of time as follows:

         - Pre-payment 100 %.

         The parties for each delivery of goods may additionally agree terms of payment.

         2.4. Any form of payment is allowed, including mutual reckoning.

                             3. DELIVERY CONDITIONS

         3.1. The delivery of goods is implemented: - in case of delivery within one city - in the Vendor's warehouse, by self - delivery; - in case of delivery to another town, the date of transferring the goods to either transport company
- conveyer or organization of communication is considered as the date of delivery;

         the statement of goods delivery is signed by both parties and stamped.
         3.3. Transfer of risk of casual destruction or damage is established since the moment of goods reception at the Vendor's warehouse or since moment of goods transfer by the Vendor to transport company or organization of communication for sending.

         3.4. Acceptance of the goods in respect of quantity is performed either in the Vendor's warehouse or at the moment of goods reception from a Transport Company. While transferring the goods in package or in packing, checking of the package contents is not performed at the place of transferring the goods.
Checking the quantity and quality of goods with opening the package is implemented in a manner and within the period of time, as established by valid instructions # P-6 of 15.06.65, # P-7 of 25.04.66. Of all drawbacks revealed, The Purchaser informs the Vendor in written form within the period of time, as established by above - mentioned instructions.

         3.4. Certification of the goods is within the Vendor's responsibility. The quality of goods should correspond to valid normative - technical documentation for this branch of activity in Russian Federation. The defective goods is subject to be exchanged or to be re - accounted in respect of payment sums, if the rejects were formed not through the Purchaser's fault.

         3.5. The Vendor transfer to the Purchaser the goods in package corresponding to goods safety and other conditions, as required for storage and shipment.

                        4. RESPONSIBILITY, FORCE MAJEURE

         4.1. For infringement of item 2.3. of the present contract, the Purchaser pays forfeit in an amount of 0.5 % of the sum of payment delayed per each calendar day of delay. The payment of forfeit does not release from execution of the commitments in accordance with the contract.

         4.2. In case of inopportune (within more than 3 days since the moment of reception of information from the Purchaser) exchange of defective goods or payment re - calculation, the Vendor pays to the Purchaser forfeit in an amount of the value of the defective goods.

         4.3. In other respects not foreseen by the present contract, the parties bear responsibility in accordance with the valid legislation of the Russian Federation.

         4.4. The arguments in connection with the contract are settled in a voluntary manner, and in case of failure to reach an agreement - in the Court of arbitration at the whereabouts of respondent.

         4.5. The parties are released from mutual responsibility in case of approaching circumstances of force - majeure, namely: natural calamities, accidents or transport strike, military actions, legislative regulations preventing the contract from being executed. Each party immediately notifies the other party on the approach of such circumstances or cessation thereof. In this case, execution in accordance with the contract suspends for the period of validity of force - majeure circumstances.

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                 5. TERM OF CONTRACT VALIDITY. OTHER PROVISIONS

         5.1. The contract comes into force since the moment of signing and is valid till December 31, 2000 or to the final settlement of parties. The contract is considered as prolonged, if none of the parties informs in written form on the intention to cancel the contract. The contract may be canceled in unilateral manner 30 days before the cancellation date supposed, after execution of mutual settlements in respect of deliveries.

         5.2. The contract is considered as concluded and is valid in the form of facsimile copy having necessary signatures and seals on a condition, that the original will be further sent to The Vendor by post within 3 days.

         5.3. The parties undertake to inform each other on requisite changes within 3 days. Losses caused by non - execution of this provision are completely indemnified to the party, which has incurred them.

         5.4.

ADDRESSES, BANK DETAILS AND SIGNATURES OF PARTIES
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THE VENDOR:                                           THE PURCHASER:
-----------                                           --------------
OOO[TOP-Kniga]                                        ZAO[OXIRIS]
Novosibirsk - 8,                                      legal address:  117802,  Moscow,  Nauchny passage,
K. Libknekht street, 125                              building 12
settlement account 40702810544050180176               settlement account 40702810700030000049
in Novosibirsk bank CB RF                             in KB[Evrozapsibbank], Moscow
Novosibirsk                                           correspondent account 301018100000000726
BIK 045004641                                         BIK 044585726
correspondent account 30101810500000000641            INN 7706200205
INN 5405164630                                        OKONKh code 71100, 71200, 71500
OKONKh code 71500                                     OKPO code 51260913
OKPO code 41373724                                    postal address: Moscow,. Nauchny passage, 117802,
postal   address:   630117,                           Novosibirsk,   Arbuzov  building 12, office 28
street, 1 / 1                                         telephone 334 44 11
tel. / fax: 36 - 10 - 26                              fax 937 50 60

General director of                                   General director of
OOO[Top - kniga]                                      ZAO[OXIRIS]
(Lyamin G. A.)                                        (Dolgov V. A.)
(Signature)                                           (Signature)
(Seal)                                                (Seal)
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